                                                                     EXHIBIT 4.5

                          REGISTRATION RIGHTS AGREEMENT

        THIS AGREEMENT is made as of December 2, 1999 (the "Agreement"), by and among RealNetworks, Inc., a Washington corporation ("RealNetworks"), and BMG Music d/b/a BMG Entertainment North America (the "Holder").

                                    RECITALS

        A. As of the date of this Agreement, the Holder holds a warrant (the "Warrant") to purchase 1,750 shares of common stock of RealNetworks (the "RealNetworks Common Stock").

        B. RealNetworks and the Holder wish to establish an arrangement whereby, under certain circumstances, the Holder can effect an orderly distribution of the shares of RealNetworks Common Stock owned by the Holder.

        C. The Board of Directors of RealNetworks has determined that it is in the best interests of RealNetworks and its shareholders to enter into this Agreement.

        D. The Holder has determined that it is in its best interest to enter into this Agreement.

        NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

               (a) "Commission" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

               (b) "Effective Time" shall mean the date on which the Commission declares the Registration Statement effective or on which the Registration Statement otherwise becomes effective.

               (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

               (d) "Holder's Requisite Information" shall have the meaning set forth in Section 3(h) hereof.

               (e) "person" means, where applicable, an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an

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unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

               (f) "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities
Act), as amended or supplemented by any prospectus supplement.

               (g) "RealNetworks Common Stock" shall have the meaning set forth in the recitals to this Agreement.

               (h) "Register." The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

               (i) "Registrable Securities" means (i) up to 1,750 shares of RealNetworks Common Stock issuable upon exercise of the Warrant held by the Holder as of the date of this Agreement and (ii) any other securities issuable in respect of the shares of RealNetworks Common Stock issuable upon exercise of the Warrant (including, without limitation, by reason of a stock split, stock dividend, recapitalization, merger, consolidation or similar event). Notwithstanding the foregoing, shares of RealNetworks Common Stock and such other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a sale pursuant to Rule 144 or Rule 145.

               (j) "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by RealNetworks in complying with Sections 2 and 3 hereof, including, without limitation, the registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and accountants for RealNetworks, blue sky fees and expenses and all internal expenses of RealNetworks (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

               (k) "Registration Statement" shall mean the registration statement of RealNetworks filed with the Commission which covers the Registrable Securities on an appropriate form under the Securities Act, together with all amendments and supplements to such registration statement, including post-effective amendments, including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference into the registration statement, all amendments and supplements and the Prospectus.

               (l) "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

               (m) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities.

               (n) "Underwriter" means any underwriter of Registrable Securities in connection with an offering thereof.


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        2. RealNetworks Registration.

               (a) Notice of Registration. If at any time or from time to time RealNetworks shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders, other than
(x) a registration relating solely to employee benefits plans, or (y) a registration relating solely to a Rule 145 transaction, RealNetworks will:

                        (1) promptly give to the Holder written notice thereof; and

                        (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request by the Holder made within ten (10) business days after receipt of such written notice from RealNetworks.

               (b) Underwriting. If the registration of which RealNetworks gives notice is for a registered public offering involving an underwriting, RealNetworks shall so advise the Holder as a part of the written notice given pursuant to Section 2(a). In such event, the right of the Holder to registration pursuant to this Section 2 shall be conditioned upon the Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. In such event, the Holder shall (together with RealNetworks and the other holders of RealNetworks Common Stock distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the Underwriters selected for such underwriting by RealNetworks. Notwithstanding any other provision of this
Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. RealNetworks shall so advise the Holder and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be reduced to an amount reasonably acceptable to the managing underwriter. If the Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to RealNetworks and the managing underwriter.

               (c) Right to Terminate Registration. RealNetworks shall have the right to terminate or withdraw any registration initiated by it pursuant to
Section 2 prior to the effectiveness of such registration whether or not the Holder has elected previously to include securities in such registration.

        3. Registration Procedures. In connection with the Registration Statement, the following provisions shall apply:

               (a) RealNetworks shall, if necessary, supplement or make amendments to the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by RealNetworks for the Registration Statement or by the Securities Act or the rules or regulations thereunder.

               (b) RealNetworks shall take such action as may be necessary so that (i) the Registration Statement, and any amendment thereto, and any Prospectus forming a part thereof, and

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any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) the Registration Statement, and any amendment thereto, does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) any Prospectus forming part of the Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

               (c) RealNetworks shall advise the Holder and, if requested by the Holder, confirm such advice in writing:

                        (i) when the Registration Statement, and any amendment thereto, has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                        (ii) of the issuance by the Commission of any stop order suspending effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and

                        (iii) of the receipt by RealNetworks of any notification with respect to the suspension of the qualification of the securities included in the Registration Statement therein for sale in any jurisdiction or the initiation of any proceeding for such purpose.

               (d) RealNetworks shall use its reasonable efforts to prevent the issuance, and, if issued, to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

               (e) RealNetworks shall furnish to the Holder at least one copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules contained therein.

               (f) RealNetworks shall register or qualify or cooperate with the Holder in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions in the United States as the Holder reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that in no event shall RealNetworks be obligated to (i) qualify generally to do business or as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(f), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

               (g) RealNetworks may require the Holder to furnish to RealNetworks such information regarding the Holder (which shall not include information regarding RealNetworks

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required to be included by RealNetworks in the Registration Statement) and the
distribution by the Holder of such Registrable Securities as is required by law to be disclosed in the Registration Statement (the "Holder's Requisite Information").

               (h) RealNetworks will use its best efforts to cause the Registrable Securities to be listed on the Nasdaq National Market (or such other national securities exchange on which the RealNetworks Common Stock is then listed) on or prior to the effective date of the Registration Statement hereunder.

               (i) RealNetworks shall deliver to the Holder as many copies of the Prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as the Holder may reasonably request, and RealNetworks consents (except upon and during the continuance of any event described in Section 3(c)(ii) or (iii)) to the use of the Prospectus or any amendment or supplement thereto by the Holder in connection with the offering and sale or delivery of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto pursuant to the Registration Statement.

        4. Registration Expenses. All Registration Expenses incident to RealNetworks' performance of or compliance with this Agreement shall be paid by RealNetworks. The Holder shall pay all Selling Expenses incurred by the Holder in connection with the registration and distribution of the Registrable Securities.

        5. Additional Covenants of RealNetworks. RealNetworks agrees with the Holder that, with a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, RealNetworks will use its reasonable efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act, or any similar federal statute and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time;

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of RealNetworks under the Securities Act and the Exchange Act; and

               (c) So long as the Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by RealNetworks as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of RealNetworks and such other reports and documents of RealNetworks and other information in the possession of or reasonably obtainable by RealNetworks as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

        6. Representations and Warranties of the Holder. The Holder represents and warrants to RealNetworks that this Agreement has been duly authorized, executed and delivered by the Holder.


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        7. Indemnification.

               (a) Indemnification by RealNetworks. RealNetworks shall, and it hereby agrees to, indemnify and hold harmless the Holder, each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees, trustees and agents (collectively, the "Holder's Indemnified Parties"), against any losses, claims, damages or liabilities, joint or several, to which the Holder's Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any preliminary, final or summary Prospectus contained therein or furnished by RealNetworks to the Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and RealNetworks shall, and it hereby agrees to, reimburse the Holder's Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the indemnity agreement contained in this
Section 7(a) shall not apply to amounts paid in settlement of any such losses, claims, damages or liabilities if such settlement is effected without the consent of RealNetworks (which consent shall not be unreasonably withheld); provided, further, that, in the case of the Holder, RealNetworks shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or preliminary, final or summary prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to RealNetworks by such person expressly for use therein; provided, further, that, RealNetworks shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) the Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus corrected such untrue statement or omission; and provided, further, RealNetworks shall not be liable to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission, or alleged omission is corrected in an amendment or supplement to the Prospectus and if having previously been furnished by or on behalf of the Holder with copies of the Prospectus as so amended or supplemented, the Holder thereafter fail to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Securities which is the subject thereof from the Holder.

               (b) Indemnification by the Holder. The Holder shall indemnify and hold harmless RealNetworks and each person, if any, who controls RealNetworks within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officer, employees, trustees and agents (collectively, the "RealNetworks Indemnified Parties") against any losses, claims, damages or liabilities to which the RealNetworks Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages


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or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any preliminary, final or summary Prospectus contained therein or furnished by RealNetworks to the Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to RealNetworks by the Holder expressly for use therein, and the Holder shall, and hereby agree to, reimburse the RealNetworks Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such losses, claims, damages or liabilities if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld). Notwithstanding the provisions of this Section 7(b), the Holder shall not be liable to RealNetworks Indemnified Parties pursuant to
Section 7(b) in an amount in excess of the proceeds received by it from the sale of the Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) registered by the Registration Statement.

               (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under Section 7(a) or 7(b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 7, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under the indemnification provisions of or contemplated by Section 7(a) or 7(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

               (d) Contribution. Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 7(a) or Section 7(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things,

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whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Holder's Indemnified Parties were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Holder shall not be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by it from the sale of the Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) registered by the Registration Statement exceeds the amount of any damages which the Holder would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

        8. Limitations on Registration Rights. RealNetworks shall have no obligations pursuant to Section 2 hereof if, in the reasonable opinion of RealNetworks and its counsel, Registrable Securities held by the Holder may be sold in a three-month period without registration pursuant to the Securities Act in accordance with Rule 144 or Rule 145 promulgated pursuant to the Securities Act.

        9. Miscellaneous.

               (a) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

               (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of RealNetworks and the Holder.


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               (c) Successors and Assigns. All covenants and agreements in this
Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. The Holder's rights pursuant to this Agreement may not be assigned without the prior written consent of RealNetworks.

               (d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               (e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

               (f) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

               (g) Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Washington, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

               (h) Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (iv) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed as follows, or at such other address as a party may designate by ten (10) days' advance written notice to the other parties to this Agreement pursuant to the provisions of this Section 9:

                             (x) if to RealNetworks, to:

                             RealNetworks, Inc.
                             2601 Elliott Avenue
                             Seattle, Washington  98121
                             Facsimile: (206) 674-2695
                             Attention:  Kelly Jo MacArthur, General Counsel



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

                             With a copy to

                             Wilson Sonsini Goodrich & Rosati
                             5300 Carillon Point
                             Kirkland, Washington  98033
                             Facsimile:  (425) 576-5899
                             Attention:  Patrick J. Schultheis, Esq.


                             (y) if to Holder, to:

                             BMG Music d/b/a BMG Entertainment North America 1540 Broadway
                             New York, New York 10036
                             Facsimile:  (212) 930-4946
                             Attention:  Senior Vice President of Worldwide
                                         Marketing

                             With a copy to:


                             BMG Music d/b/a BMG Entertainment North America 1540 Broadway
                             New York, New York 10036
                             Facsimile:  (212) 930-4029
                             Attention:  General Counsel and Senior Vice
                                         President of Legal &  Business Affairs


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                 REALNETWORKS, INC.
                                 a Washington corporation


                                 By: /s/ Robert Glaser
                                    -------------------------------------------

                                 Title: Chief Executive Officer


                                 HOLDER

                                 BMG MUSIC d/b/a BMG Entertainment
                                 North America


                                 By: /s/ Bill Wilson
                                    -------------------------------------------

                                 Title: Vice President, Worldwide Marketing



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